UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

IGT Announces Jason Ader’s Withdrawal from His Proposed Slate

(LAS VEGAS – January 10, 2013) - International Game Technology (NYSE: IGT) today announced that it received notice that Jason Ader has withdrawn his intent to nominate himself as a director candidate at IGT’s upcoming 2013 Annual Meeting of Shareholders. Ader indicated that he still intends to nominate the remaining slate of three director candidates, including Charles N. Mathewson, to stand for election at the Annual Meeting.

As previously announced, IGT filed its preliminary proxy materials on January 7, 2013.

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About IGT
International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for regulated markets around the world. IGT's recent acquisition of DoubleDown Interactive provides engaging casino style entertainment to more than 5 million players monthly. More information about IGT is available at www.IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com.

Important Additional Information

International Game Technology ("IGT"), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from IGT stockholders in connection with the matters to be considered at IGT's 2013 annual meeting of stockholders. IGT intends to file a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from IGT stockholders. IGT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of IGT's directors and executive officers in IGT stock, restricted stock units and stock options is included in their SEC filings on Forms 3, 4 and 5, which can be found at IGT's website (www.igt.com) in the section "Investor Relations." More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with IGT's 2013 annual meeting of stockholders. Information can also be found in IGT's Annual Report on Form 10-K for the year ended September 29, 2012, filed with the SEC on November 28, 2012.

© IGT. All rights reserved.

News Release

Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by IGT with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at IGT's website at www.igt.com or by writing to IGT at 6355 South Buffalo Drive, Las Vegas, Nevada 89113, Attn: Corporate Secretary.

Contact

Matt Moyer, Vice President, Investor Relations of IGT, +1 866-296-4232

Andrew Siegel / Jed Repko, Joele Frank, Wilkinson Brimmer Katcher, +1 212-355-4449

Dan Burch / Larry Dennedy, MacKenzie Partners, Inc. +1 212-929-5500

© IGT. All rights reserved.